EXHIBIT 10.5

DATE:  May 9, 2002                                              AMOUNT: $ 50,000

                           P R O M I S O R Y   N O T E

                  Maker, Xstream Beverage Group, Inc., promises to pay to the order of EDA Family Limited Partnership ("EDA"), or its assigns on demand the sum of $50,000 together with interest on the outstanding principal balance at the rate of eight percent (8%) per annum.

                  Maker may prepay any portion of the outstanding principal balance of this promissory note without penalty at any time. Any partial payment will be applied first to accrued interest and the remainder to the outstanding principal balance.

                  EDA shall provide Maker with written notice of any demand for payment. Maker shall have a minimum of five days to make the required payment. If payment is not made within five days of demand, Maker shall be deemed in default. During any time that this Promissory note is in Default, the obligation shall accrue interest at the rate of 12% per annum.

                  Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest, and all other notices connected with the delivery, acceptance, performance default or enforcement of the payment of this promissory note.

                  If any provision of this promissory note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this promissory note shall remain in full force and effect.

                  In the event of any breach of the obligations of Maker(s) and any litigation shall be required to secure repayment of the obligation the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

                  This obligation shall be construed pursuant to the laws of the state of Florida. By entering into this agreement the parties agree to be bound by the jurisdiction of the Florida courts with venue for any dispute in Palm Beach County, Florida.




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                Please Initial: Xstream : ____ The Employee: ___


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                  This Promissory Note is freely assignable by the Payee.



            This promissory note executed this 11th day of May, 2002.



MAKER:                                        WITNESS

                                              /S/THOMAS L. VISCOSI
                                              --------------------
XSTREAM BEVERAGE GROUP, INC.                     THOMAS L. VISCOSI

/s/Theodore Farnsworth
-----------------------------
BY:   Theodore Farnsworth, chairman








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                Please Initial: Xstream : ____ The Employee: ___


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